Exhibit 99.1

NEWS RELEASE

For Release on January 26, 2015	Contact: Steven D. Lance
4:00 PM (ET)	Vice President of Finance/Chief Financial Officer
slance@gigatronics.com
(925) 302-1056

Giga-tronics Reports Third Quarter FY 2015 Results

Two Consecutive Quarters of Profitability

  San Ramon, CA – January 26, 2015 – Giga-tronics Incorporated (Nasdaq: GIGA) reported today net income for the third quarter of fiscal 2015 of $67,000, or $0.01 per fully diluted share, which marked a second consecutive quarter of profitability. This compares to a net loss for the third quarter of fiscal 2014 of $718,000, or $0.14 per fully diluted share. Net loss for the nine month periods ended December 27, 2014 and December 28, 2013 were $283,000, or $0.05 per fully diluted share and $2.5 million, or $0.49 per fully diluted share, respectively. The improvements to net income/loss when comparing fiscal 2015 to fiscal 2014 were primarily due to increased revenues from two large customer orders received early in fiscal 2015, along with improved gross margins and lower operating expenses.

Net sales of $4.5 million for the third quarter of fiscal 2015 increased 32%, compared to $3.4 million for the third quarter of fiscal 2014. Net sales for the nine month period ended December 27, 2014 were $14.1 million, an increase of 36%, compared to $10.4 million for the nine month period ended December 28, 2013. The increases in net sales were primarily due to a $6.2 million YIG nonrecurring engineering (NRE) order and a $2.4 million Naval Air Warfare Center (Navy) order, both of which were received in the first quarter of fiscal 2015. The deliveries for both orders commenced in the first quarter of fiscal 2015, with deliveries for the Navy order being completed in the second quarter of fiscal 2015 while deliveries for the YIG NRE order are anticipated throughout all of fiscal 2015.

Non-GAAP net income for the third quarter of fiscal 2015 was $239,000, or $0.03 per fully diluted share, compared to a non-GAAP net loss for the third quarter of fiscal 2014 of $651,000, or $0.13 per fully diluted share. Non-GAAP net income for the nine month period ended December 27, 2014 was $361,000 or $0.04 per fully diluted share, compared to a non-GAAP net loss for the nine month period ended December 28, 2013 of $2.1 million or $0.41 per fully diluted share. Non-GAAP net income/loss excludes non-cash expenses associated with the derivative revaluation and discount accretion of debt and warrant agreements as well as stock-based compensation (1).

On February 12, 2014, the NASDAQ Stock Market (“NASDAQ”) initiated proceedings to delist Giga-tronics from the NASDAQ Capital Market for failure to maintain the minimum required shareholders’ equity. NASDAQ has granted Giga-tronics two extensions with the latest expiring on February 16, 2015. If Giga-tronics is not compliant by February 16, 2015, arrangements are being made to be traded on the OTCQB marketplace on or about the same day or shortly thereafter.

Mr. John Regazzi, the Company's CEO stated, “I’m very pleased with two consecutive quarters of profitability, and I want to congratulate all our employees for accomplishing this milestone.”

Mr. Regazzi concluded, “The worldwide product tour for our new Advanced Signal Generation System is continuing and we are seeing a great deal of excitement from the market in the US and Europe. We deployed additional systems at two sites this quarter building strong customer confidence in the product as they approach their final acceptance."

 Giga-tronics will host a conference call today at 4:30 p.m. ET to discuss the third quarter results. To participate in the call, dial (888) 424-8151 or (847) 585-4422, and enter PIN Code 9178731#. The call will also be broadcast over the internet at www.gigatronics.com under "Investor Relations." The conference call discussion reflects management's views as of January 26, 2015.

Giga-tronics is a publicly held company, traded on the NASDAQ Capital Market under the symbol "GIGA" (2). Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in defense electronics, aeronautics and wireless telecommunications.

This press release contains forward-looking statements concerning operating results, future orders, sales of new products, long term growth, potential warranty liabilities, and shipments. Actual results may differ significantly due to risks and uncertainties, such as: delays in customer orders for the new Advanced Signal Generation System, receipt or timing of future orders, cancellations or deferrals, our ability to continue as a going concern, our need for additional financing, delisting from trading on the NASDAQ Capital Market and moving to the OTCQB marketplace; the volatility in the market price of our common stock; and general market conditions.  For further discussion, see Giga-tronics' most recent annual report on Form 10-K for the fiscal year ended March 29, 2014, Part I, under the heading "Risk Factors" and Part II, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Results of Operations".

(1) Non-GAAP net income/loss and non-GAAP earnings/loss per share, differ from net income/loss and earnings/loss per share determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income/loss and non-GAAP earnings/loss per share for the quarter ended December 27, 2014 exclude the effects of the revaluation of the derivative liability as well as the accretion of the discounts on debt and warrant notes entered into in March and June of 2014. These numbers also exclude the impact of Stock Based Compensation which is also excluded from non-GAAP operating margin, operating expenses and operating income/loss. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. Giga-tronics utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. Giga-tronics believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of Giga-tronics’ core operating results and trends. Additionally, Giga-tronics believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by Giga-tronics.

(2) NASDAQ has initiated proceedings that could result in de-listing of the Company’ securities from NASDAQ on or about February 16, 2015. The Company has appealed NASDAQ’s determination but no assurance can be given that this will succeed. See the Company’s recent report on Form 8-K filed November 18, 2014.

GIGA-TRONICS INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands except share data)	December 27, 2014	March 29, 2014
Assets
Current assets:
Cash and cash-equivalents	$1,396	$1,059
Trade accounts receivable, net of allowance of $45 and $44, respectively	2,532	1,846
Inventories, net	3,275	3,321
Prepaid expenses and other current assets	246	349
Total current assets	7,449	6,575
Property and equipment, net	780	949
Other long term assets	78	69
Total assets	$8,307	$7,593
Liabilities and shareholders' equity
Current liabilities:
Line of credit	$1,622	$1,165
Current portion of long term debt	801	200
Accounts payable	1,035	1,430
Accrued payroll and benefits	563	755
Deferred revenue	1,519	1,329
Deferred rent	121	104
Capital lease obligations	72	147
Other current liabilities	380	472
Total current liabilities	6,113	5,602
Long term loan and warrant debt, net of discounts	464	672
Derivative Liability-at estimated fair value	235	128
Long term obligations - deferred rent	144	237
Long term obligations - capital lease	67	77
Total liabilities	7,023	6,716

Shareholders' equity:
Convertible preferred stock of no par value;
Authorized - 1,000,000 shares
Series A - designated 250,000 shares; no shares at December 27, 2014 and March 29, 2014 issued and outstanding	—	—
Series B, C, D - designated 19,500 shares; 18,533.31 shares at December 27, 2014 and March 29, 2014 issued and outstanding; (liquidation preference of $3,540)	2,911	2,911

Common stock of no par value;
Authorized - 40,000,000 shares; 5,444,747 shares at December 27, 2014 and 5,181,247 at March 29, 2014 issued and outstanding	16,914	16,224
Accumulated deficit	(18,541)	(18,258)
Total shareholders' equity	1,284	877
Total liabilities and shareholders' equity	$8,307	$7,593

GIGA-TRONICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three Month Periods Ended		Nine Month Periods Ended
	December 27,	December 28,	December 27,	December 28,
(In thousands except share and per share data)	2014	2013	2014	2013
Net sales	$4,509	$3,417	$14,127	$10,404
Cost of sales	2,637	2,130	8,101	6,672
Gross margin	1,872	1,287	6,026	3,732

Operating expenses:
Engineering	672	979	2,563	3,040
Selling, general and administrative	1,133	1,066	3,401	3,674
Restructuring	—	36	—	360
Total operating expenses	1,805	2,081	5,964	7,074

Operating income/(loss)	67	(794)	62	(3,342)

Gain on sale of product line	—	97	—	913
Gain/(loss) on adjustment of derivative liability to fair value	107	—	16	—
Other income	—	—	—	7

Interest expense, net	(62)	(21)	(199)	(52)
Accretion of loan and warrant debt discounts	(45)	—	(115)	—
Income/(loss) before income taxes	67	(718)	(236)	(2,474)
Provision for income taxes	—	—	47	2
Net income/(loss)	$67	$(718)	$(283)	$(2,476)

Earnings/(loss) per common share – basic	$0.01	$(0.14)	$(0.05)	$(0.49)
Earnings/(loss) per common share – diluted	$0.01	$(0.14)	$(0.05)	$(0.49)

Weighted average common shares used in per share calculation:
Basic	5,208	5,060	5,166	5,057
Diluted	5,463	5,060	5,166	5,057

RECONCILATION OF NET INCOME/(LOSS) TO NON-GAAP NET INCOME/(LOSS)
(Unaudited in thousands, except for share and per share data)
Net income/(loss)	$67	$(718)	$(283)	$(2,476)
Adjustments to reconcile net income/(loss) to non-GAAP net income/(loss):
Stock based compensation expense	234	67	545	395
(Gain) / loss on adjustment of derivative liability to fair value	(107)	—	(16)	—
Accretion of loan and warrant debt discounts	45	—	115	—
Non-GAAP net income/(loss)	$239	$(651)	$361	$(2,081)
Non-GAAP earnings/(loss) per common share-basic	$0.03	$(0.13)	$0.05	$(0.41)
Non-GAAP earnings/(loss) per common share- diluted	$0.03	$(0.13)	$0.04	$(0.41)
Shares used in the calculation of non-GAAP earnings/(loss) per share:
Basic	5,208	5,060	5,166	5,057
Diluted	5,463	5,060	5,956	5,057

RECONCILATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited, in thousands)
Gross Margin	$1,872	$1,287	$6,026	$3,732
Adjustments to reconcile gross margin to non-GAAP gross margin:
Stock based compensation expense	4	7	13	18
Non-GAAP gross margin	$1,876	$1,294	$6,039	$3,750

RECONCILATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)
Total operating expenses	$1,805	$2,081	$5,964	$7,074
Adjustments to reconcile total operating expenses to non-GAAP operating expenses:
Stock based compensation expense	230	60	532	377
Non-GAAP operating expenses	$1,575	$2,021	$5,432	$6,697

RECONCILATION OF OPERATING INCOME/(LOSS) TO NON-GAAP OPERATING INCOME/(LOSS)
(Unaudited, in thousands)
Total operating income/(loss)	$67	$(794)	$62	$(3,342)
Adjustments to reconcile total operating income/(loss) to non-GAAP operating income/(loss):
Stock based compensation expense	234	67	545	395
Non-GAAP operating income/(loss)	$301	$(727)	$607	$(2,947)

GIGA-TRONICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three Month Periods Ended

	December 27,	September 27,	June 28,	March 29,
(In thousands except share and per share data)	2014	2014	2014	2014
Net sales	$4,509	$5,110	$4,508	$2,905
Cost of sales	2,637	2,794	2,670	2,139
Gross margin	1,872	2,316	1,838	766

Operating expenses:
Engineering	672	962	929	857
Selling, general and administrative	1,133	1,241	1,027	1,135
Restructuring	—	—	—	(29)
Total operating expenses	1,805	2,203	1,956	1,963

Operating income/(loss)	67	113	(118)	(1,197)

Gain / (loss) on adjustment of derivative liability to fair value	107	103	(193)	—
Other (expense) income	—	—	(2)	(16)
Interest expense, net	(62)	(78)	(59)	(53)
Accretion of loan and warrant debt discounts	(45)	(45)	(24)	—
Income/(loss) before income taxes	67	93	(396)	(1,266)
Provision for income taxes	—	—	47	—
Net income/(loss)	$67	$93	$(443)	$(1,266)

Earnings/(loss) per common share – basic	$0.01	$0.01	$(0.09)	$(0.25)
Earnings/(loss) per common share – diluted	$0.01	$0.01	$(0.09)	$(0.25)

Weighted average common shares used in per share calculation:
Basic	5,208	5,178	5,113	5,060
Diluted	5,463	5,720	5,113	5,060

RECONCILATION OF NET INCOME/(LOSS) TO NON-GAAP NET INCOME/(LOSS)
(Unaudited in thousands, except share and per share data)
Net income/(loss)	$67	$93	$(443)	$(1,266)
Adjustments to reconcile net income/(loss) to non-GAAP net income/(loss):
Stock based compensation expense	234	227	84	75
(Gain) / loss on adjustment of derivative liability to fair value	(107)	(103)	193	—
Accretion of loan and warrant debt discounts	45	45	24	—
Non-GAAP net income/(loss)	$239	$262	$(142)	$(1,191)
Non-GAAP earnings/(loss) per common share-basic	$0.03	$0.04	$(0.03)	$(0.24)
Non-GAAP earnings/(loss) per common share- diluted	$0.03	$0.03	$(0.03)	$(0.24)
Shares used in the calculation of non-GAAP earnings/(loss) per share:
Basic	5,208	5,178	5,113	5,060
Diluted	5,463	5,720	5,113	5,060

RECONCILATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited, in thousands)
Gross Margin	$1,872	$2,316	$1,838	$766
Adjustments to reconcile gross margin to non-GAAP gross margin:
Stock based compensation expense	4	4	4	5
Non-GAAP gross margin	$1,876	$2,320	$1,842	$771

RECONCILATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)
Total operating expenses	$1,805	$2,203	$1,956	$1,963
Adjustments to reconcile total operating expenses to non-GAAP operating expenses:
Stock based compensation expense	230	223	80	70
Non-GAAP operating expenses	$1,575	$1,980	$1,876	$1,893

RECONCILATION OF OPERATING INCOME/(LOSS) TO NON-GAAP OPERATING INCOME/(LOSS)
(Unaudited, in thousands)
Total operating income/(loss)	$67	$113	$(443)	$(1,266)
Adjustments to reconcile total operating income/(loss) to non-GAAP total operating income/(loss):
Stock based compensation expense	234	227	84	75
Non-GAAP operating income/(loss)	$301	$340	$(359)	$(1,191)